Exhibit 99.1

Jaguar Health Provides Updates Regarding Company Capitalization Strategy

Jaguar Has Closed on the First $6 Million Tranche of the Previously Announced Non-Dilutive Royalty Financing Transaction - Which Now Has the Potential to Total $17 Million

Jaguar and its Subsidiary, Napo Pharmaceuticals, Enter into Fourth Amendment to the Accounts Receivable Purchase Agreement with Oasis Capital, LLC, Dated May 12, 2020. Fifth Tranche Accounts Receivable has a Gross Value of $2,117,875.20, Representing Customer Billings Over a 30-day Period

Jaguar Continues to Implement Tactics to Focus on Long-term Investors

San Francisco, CA (October 13, 2020): Jaguar Health, Inc. (NASDAQ: JAGX) today provided updates regarding the company’s capitalization strategy and recent non-dilutive financing transactions.

“I’m pleased to be able to state that we believe our efforts over the past several years to streamline operations at Jaguar and our wholly owned subsidiary, Napo Pharmaceuticals, Inc. (Napo), and improve our long-term financial prospects are being realized,” Lisa Conte, Jaguar’s president and CEO, said. “Our core focus today is on achieving financial sustainability as a commercial business in 2021 based on sales of Mytesi® (crofelemer) for the current approved indication, continuing to remove barriers for patients to access Mytesi, and on pursuing additional non-dilutive financing — both from potential business development partners interested in non-US licensing rights for Mytesi, and from royalty financing transactions related to future Mytesi sales — to fund Napo’s robust pipeline of potential Mytesi and crofelemer follow-on indications.”

“From a capitalization standpoint, we have made progress in 2020 as we’ve worked to remove obstacles to conducting non-dilutive financing transactions and reduced debt related to the 6-year Napo litigation that was resolved in 2016, which returned Mytesi’s commercial rights to Napo. As a specific tactic, Jaguar has sought to focus on long-term investors. The company has executed deals to eliminate and exchange debt, preferences, and warrants not held by long-term investors, to common stock to simplify the capitalization of the company and eliminate restrictive covenants associated with those securities, thereby facilitating non-dilutive financing alternatives.”

Royalty Financing Update and Focus on Long-Term Investors

On October 9, 2020, the company closed on the first $6 million tranche of its previously announced non-dilutive royalty financing transaction — which now has the potential to total $17 million — involving the sale of royalty rights related to the future revenue stream for Mytesi. As announced October 7, 2020, the initial tranche of this financing transaction increased from $5 million to $6 million by mutual consent with the lender, providing additional Q4 2020 funding for Napo’s recently initiated single pivotal Phase 3 clinical trial of crofelemer (Mytesi) for prophylaxis of diarrhea in adult cancer patients receiving targeted therapy (“cancer therapy-related diarrhea” (CTD)), with potential additional tranches of $5 million and $6 million in February 2021 and July 2021, respectively, subject to mutual agreement between the parties.

“We would not have been able to execute a royalty deal of this size and type in the past given the restrictive covenants in our outstanding Series A Preferred Stock,” Conte said. “We believe the recent elimination and exchange of the Series A Preferred Stock coincident with substantially increased sales of Mytesi — Mytesi Q2 2020 net sales represent 378% of Q1 2020 net sales, setting a new base level from which to grow our commercial business — will allow us to engage in additional non-dilutive financing opportunities, including business development collaborations, to ensure crofelemer’s development, regulatory approval, and commercialization to all the target patient populations in need, on a global basis.”

Jaguar and Napo Enter into Fourth Amendment to the Accounts Receivable Purchase Agreement with Oasis Capital, LLC, Dated May 12, 2020

Jaguar and Napo (collectively, the “Company”) have jointly entered into a fourth amendment to the accounts receivable purchase agreement with Oasis Capital, LLC (“Oasis”), dated May 12, 2020, pursuant to which Oasis agreed to purchase additional accounts receivable of the Company related to the sales of the Company’s Mytesi drug product to Cardinal Health for the period of September 8, 2020 through October 7, 2020 (the “Fifth Tranche Accounts Receivable”). The Fifth Tranche Accounts Receivable has a gross value of $2,117,875.20, representing customer billings over a 30-day period. The terms of such purchase are substantially the same as the previous accounts receivable purchase agreements with Oasis and allow the Company to move up by almost two months the cash available from sales of Mytesi.

In Honor of Yesterday’s Indigenous Peoples’ Day, Jaguar and Napo Express Gratitude to the Global and Amazonian Indigenous Communities for Being the Guardians of Our Planet’s Ecosystems

“In honor of Indigenous Peoples’ Day, we would like to express our gratitude to the global and Amazonian Indigenous communities for being the guardians of our planet’s ecosystems. We also want to share our empathy and compassion with all the people, families and communities who have had such grave loss of life, of elders, of shamans, of teachers and wise people due to the impact of COVID-19,” commented ethnobotanist Steven King, PhD, Jaguar’s chief sustainable supply, ethnobotanical research & IP officer. “We know that the Indigenous communities in North America, Central America and South America have been intensively and disproportionately impacted by the virus, in part due to the lack of support, health care, and vital supplies that have not reached them. We are grateful for the collaboration and teachings that have helped Jaguar and Napo bring new plant-based medicine into the lives of people living with HIV-related diarrhea. We want to pay homage to the global Indigenous peoples for their strength, determination, creativity, and powerful self determination to help guide us all towards a sustainable, meaningful, respectful relationship with the Earth, with each other and our spirits. We are committed to working as best we can to support and honor the Indigenous peoples of the world, with respect and gratitude.”

SAVE THE DATE: ‘Diarrhea Dialogues: Why bowl control is critical to supportive care in cancer,’ Educational Event Scheduled for October 20, 2020

Jaguar will host a virtual ‘Diarrhea Dialogues: Why bowl control is critical to supportive care in cancer,’ educational event for investors and business development contacts on Tuesday, October 20, 2020. Leading oncologists, patient advocates, and supportive care experts will address the importance of supportive care for cancer patients as it relates to chronic lower GI tract distress, specifically with regard to debilitating diarrhea experienced as a result of cancer therapy. The event, which is exclusively for investors, financial analysts, business media, and business development executives, will be held virtually and include a Q&A segment with Jaguar leadership. Registration required via Zoom. To register, please go to https://us02web.zoom.us/webinar/register/WN_U-3EWd9lS62dNnM7CRuzPA or email Jaguar@TogoRun.com for more information.

About Jaguar Health, Inc. and Napo Pharmaceuticals, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based prescription medicine approved under FDA Botanical Guidance.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo, visit www.napopharma.com.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the belief that the Jaguar’s efforts over the past several years to streamline operations at Jaguar and Napo, and improve Jaguar’s long-term financial prospects are being realized, expectation that the previously announced non-dilutive royalty financing transaction has the potential to total $17 million, the belief that the recent elimination and exchange of the Series A Preferred Stock coincident with substantially increased sales of Mytesi will allow the company to engage in additional non-dilutive financing opportunities, including business development collaborations, to ensure crofelemer’s development, regulatory approval, and commercialization to all the target patient populations in need, on a global basis, and the expectation that Jaguar will host a virtual ‘Diarrhea Dialogues: Why bowl control is critical to supportive care in cancer,’ educational event for investors and business development contacts on Tuesday, October 20, 2020. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX